UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2005

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 333-67232

11-3618510
(I.R.S. Employer Identification Number)

960 High Road
London, United Kingdom N12 9RY
(Address of principal executive offices) (Zip Code)

011.44.8451087777
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 15, 2005, XFONE, Inc. announced by press release the completion of the acquisition of WS Telecom, Inc. The acquisition was completed on March 10, 2005. A copy of the press release is attached hereto as Ex. 99.1 and incorporated herein by reference. As previously disclosed on Form 8-K filed June 1, 2004, on May 28, 2004, XFONE, Inc. entered into an Agreement and Plan of Merger (the “Agreement”) to acquire WS Telecom, Inc., a Mississippi corporation, through the statutory merger of WS Telecom, Inc. with and into the XFONE, Inc.‘s wholly owned subsidiary XFONE USA, Inc. The acquisition of WS Telecom, Inc. included its two wholly owned subsidiaries eXpeTel Communications, Inc. and Gulf Coast Utilities, Inc. Pursuant to the Agreement which was previously disclosed as an exhibit to the Form 8-K dated June 1, 2004, as consideration for surrendering their shares, shareholders of WS Telecom, Inc. will receive a combination of stock of XFONE, Inc. valued in the aggregate at $2,200,000.00 and warrants of XFONE, Inc. valued in the aggregate at $1,300,000.00.

On July 1, 2004, XFONE USA entered into a management agreement with WS Telecom which provided that Xfone USA provide management services to WS Telecom pending the consummation of the merger. The management agreement provided, among other things, that all revenues generated from WS Telecom’s business operations will be assigned and transferred to Xfone USA. The term of the Agreement commenced on July 1, 2004 and continued until the consummation of the merger on March 10, 2005.

Item 8.01. Other Events.

On March 15, 2005, XFONE, Inc. announced by press release the completion of the acquisition of WS Telecom, Inc. The acquisition became effective March 10, 2005. A copy of the press release is attached hereto as Ex. 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)     Financial Statements of Businesses Acquired.

The financial statements required by this Item 9.01(a) are not included in this initial report on Form 8-K. The financial statements will be filed by amendment to this report no later than 71 calendar days after the date of this initial report.

(c)     Exhibits.

99.1 Press Release issued by XFONE, Inc. dated March 15, 2005 headed “XFONE USA Completes Merger with Jackson, Mississippi-Based Telecommunications Company.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xfone, Inc. /s/ Guy Nissenson By: Guy Nissenson President and Chief Executive Officer

Date: March 15, 2005